Consent of Independent Registered Public Accounting Firm

The Board of Directors
WSFS Financial Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-106561, No. 333-26099, No. 333-33713, No. 333-40032, No. 333-127225, No. 333-146443 and No. 333-169548) on Form S-8 and (No. 333-163844, No. 333-157454 and No. 333-167404)  on Form S-3 of WSFS Financial Corporation (the Company) of our reports dated March 15, 2012, with respect to the consolidated statements of condition of WSFS Financial Corporation and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of WSFS Financial Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 15, 2012